Exhibit 99.2

Heckmann Corporation to List on New York Stock Exchange

NEW YORK, NY-May 12, 2008 - Heckmann Corporation of Palm Desert, California (AMEX: HEK, HEK.U, HEK.WS) (“Heckmann” or the “Company”) announced today that it has received approval to list its common stock, units, and warrants on the New York Stock Exchange (NYSE). Accordingly, the Company has applied to withdraw its common stock, units, and warrants from listing on the American Stock Exchange (AMEX). Subject to the completion of the proper securities filings, the Company expects its common stock, units, and warrants to begin trading on the NYSE on Friday, May 23, 2008 under the same ticker symbols “HEK,” “HEK.U,” and “HEK.WS,” respectively. Until the move, the Company’s securities will continue to trade on the AMEX.

“Our listing on the New York Stock Exchange is a milestone for our Company,” said Dick Heckmann, Chairman and CEO of Heckmann Corporation. “We are very proud to be the first Special Purpose Acquisition Company to be approved for listing on the NYSE and anticipate this platform will bring improved visibility for our Company. In addition, this listing will benefit our stockholders through improved trading efficiencies, as the NYSE is the world’s largest and most liquid equities market. We are excited about the opportunity to elevate our Company’s standing within the business and investment communities and look forward to joining other leading companies who are listed on this premier exchange. We thank the AMEX for its service and support.”

“We are very pleased to have Heckmann Corp. as our first Special Purpose Acquisition Company,” said Noreen M. Culhane, EVP, Global Corporate Client Group, NYSE Euronext. “Special Purpose Acquisition Companies provide opportunities for investors and issuers previously available to professional investors only. After careful marketplace analysis over an extended period of time, we decided that recent changes in sponsorship, scale and deal structure warranted the listing of SPACs on the NYSE.”

To commemorate its first day of trading, Mr. Heckmann, along with other members of the Company’s senior management team, will be at the NYSE to ring the opening bell on Friday, May 23, 2008.

About Heckmann Corporation

Heckmann Corporation is a blank check company formed for the purpose of acquiring or acquiring control of one or more operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination. The Company completed its initial public offering of 54.1 million units at $8.00 per unit on November 16, 2007, generating gross proceeds of approximately $432.9 million dollars. Each unit was comprised of one share of common stock and one warrant exercisable at $8.00 per share. On November 20, 2007, the warrants began separately trading. As of March 31, 2008, the Company held approximately $429.2 million in a trust account maintained by an independent trustee, which will be released to the Company upon the consummation of the business combination.

Contact:

Devlin Lander

ICR

415-292-6855

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov/edgar. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.